CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 9, 2005, relating to the financial statements and financial highlights, which appear in the July 31, 2005 Annual Reports to Shareholders of Franklin Global Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/ PricewaterhouseCoopers LLC
San Francisco, California
September 28, 2005